EXHIBIT 4.1

                            ARTICLES OF AMENDMENT OF

                          FIRST LEESPORT BANCORP, INC.
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Microfilm Number_________  Filed with the Department of State on   May 11, 1999

Entity Number_________     ____________________________________________________
                                                  Secretary of the Commonwealth


              ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 90)

     In compliance with the requirements of 15 Pa.C.S. ss.1915 (relating to Articles of Amendment), the undersigned business corporation, desiring to amend its Articles, does hereby certify and state that:

1.   The name of the Corporation is: First Leesport Bancorp, Inc.

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a)133 Centre Avenue          Leesport      PA      19533           Berks
        -----------------------------------------------------------------------
        Number and Street           City        State     Zip           County

     (b) c/o:

        Name of Commercial Registered Office Provider                  County

3. The statute by or under which the Corporation was Incorporated is: Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended.

4.   The date of its Incorporation is: July 26, 1985

5.   (Check, and if appropriate complete, one of the following):

      X   The amendment shall be effective upon filing these Articles of
     ---  Amendment in the Department of State.

          The  amendment shall be effective on  :__________________at_________
     ---                                               Date             Hour

6. (Check one of the following):

      X   The amendment was adopted by the shareholders (or members) pursuant
     ---  to 15 Pa.C.S.ss.1914(a) and

(b).
          The amendment was adopted by the board of directors pursuant to --- 15 Pa.C.S. ss. 1914(c).

7.   (Check, and if appropriate complete, one of the following):

      X   The amendment  adopted by the  corporation set forth in full, is
     ---  as follows:

          Article Fifth of the corporation's articles of incorporation is amended to read in its entirety as follows:

          "Fifth. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 10,000,000 shares of common stock, par value $5.00 per share."

      X   The amendment adopted by the corporation is set forth in full in
     ---  Exhibit A attached hereto and made a part hereof.


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8.   (Check if the amendment restates the Articles):

     _____ The restated Articles of Incorporation supersede the original
           Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof and its corporate seal, duly attested by another such officer, to be hereunto affixed this 7th day of May, 1999.

                                    FIRST LEESPORT BANCORP, INC.


                                 BY:/s/ Raymond H. Melcher, Jr.
                                    ------------------------------
                                    Raymond H. Melcher, Jr.
                                 TITLE:   President and Chief Executive Officer

(CORPORATE SEAL)